UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2012

Signature Group Holdings, Inc.

Nevada	001-08007	95-2815260
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Blvd., Suite 1600 Sherman Oaks, CA		91403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 24, 2012, Signature Group Holdings, Inc. (the “Company”), held its annual meeting of stockholders (the “Annual Meeting”). The preliminary voting results for each of the proposals submitted to a vote at the Annual Meeting, as provided to the Company by its independent inspector of election, IVS Associates, Inc., on July 27, 2012, are set forth below. These results are only preliminary and are subject to change. On the record date for the Annual Meeting, there were 119,931,857 shares of Company common stock issued, outstanding and entitled to vote. Stockholders holding 104,055,041 shares of Company common stock were present at the Annual Meeting, in person or represented by proxy. Based on the preliminary voting results, the Company was successful in having each of its recommended director nominees elected at the Annual Meeting and receiving approval for the three (3) Company recommended proposals voted on at the Annual Meeting. The Company’s stockholders: (i) elected the Company’s five (5) director nominees listed below under Proposal 1 to serve as director of the Company for a term that will continue until the 2013 annual meeting of stockholders or until their successors have been elected and qualified; (ii) approved an amendment to the Amended and Restated Signature Group Holdings, Inc. 2006 Performance Incentive Plan (the “2006 Plan”) that increased the authorized number of shares of common stock of the Company that may be issued under the 2006 Plan; (iii) ratified the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm; and (iv) approved an adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies to approve Proposals 2, which seeks approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the authorized number of shares of Company common stock.

The following tables summarize preliminary voting results by the Company’s stockholders. Because of the contested nature of the Annual Meeting, there were no broker non-votes on any matter submitted to a vote at the Annual Meeting.

Proposal 1: To elect five (5) directors to serve until the 2013 annual meeting of stockholders.

According to the preliminary tabulation of voting results, the Company’s stockholders elected the following nominees as directors: G. Christopher Colville, John Koral, Patrick E. Lamb, Craig F. Noell and Philip G. Tinkler. These nominees represented the Board’s entire slate of nominees. The complete preliminary tabulation of voting results for the election of directors is set forth below.

Board of Director Nominees	Votes FOR	Votes AGAINST/ WITHHELD
G. Christopher Colville	57,447,716	1,040,089
John Koral	56,952,727	1,535,078
Patrick E. Lamb	57,439,652	1,030,035
Craig F. Noell	57,439,652	1,048,153
Philip G. Tinkler	57,445,475	1,042,330

Opposition Nominees	Votes FOR	Votes AGAINST/ WITHHELD
James A. McIntyre	44,307,537	1,202,193
J. Hunter Brown	44,316,979	1,192,751
Barton I. Gurewitz	44,316,348	1,193,382
Robert A. Peiser	44,317,504	1,192,226
Joyce White	44,313,533	1,196,197

Proposal 3: To approve an amendment to the 2006 Plan that increased the authorized number of shares of Company common stock that may be issued under the 2006 Plan.

For	Against	Abstain
53,081,045	50,645,856	270,632

Proposal 4: To ratify the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2012.

For	Against	Abstain
101,911,273	1,987,655	156,113

Proposal 5: To adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposals 2;

For	Against	Abstain
55,575,748	48,112,250	309,536

The preliminary voting results disclosed above are not final. The Company will file an amendment to this Current Report on Form 8-K to disclose the final voting results of the Annual Meeting following certification by IVS Associates, Inc.

Item 8.01 Other Events.

On June 20, 2011, The National Credit Union Administration (“NCUA”), the regulator of federal credit unions, acting as liquidator of U.S. Central Federal Credit Union (“U.S. Central”), filed a lawsuit in the U.S. District Court in Kansas for unspecified damages to be proven at trial against the underwriter, issuers and depositors of 29 Residential Mortgage-Backed Securities (“RMBS”) offerings purchased by U.S. Central. NCUA alleges that the defendants violated federal and state securities laws through untrue statements and material omissions in the RMBS offering documents. The lawsuit alleges that U.S. Central invested a total of $1.7 billion in these RMBS offerings. The complaint names Fremont Mortgage Securities Corporation (“FMSC”), a wholly-owned special purpose subsidiary of the Company, as a depositor of $50 million in two RMBS offerings in 2006. On December 20, 2011, the Company filed a Motion to Dismiss. On July 25, 2012, the U.S. District Court issued an order dismissing FMSC from the action with leave to amend. The NCUA has thirty days from the date of the dismissal order to amend its complaint.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: July 30, 2012	By:	/s/ David N. Brody
	Name:	David N. Brody
	Title:	Sr. Vice President, Counsel & Secretary

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